As filed with the Securities and Exchange Commission on May 26, 2015

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________
FORM S-8

REGISTRATION STATEMENT
under the
SECURITIES ACT OF 1933
____________________________
DUNKIN' BRANDS GROUP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	20-4145825
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

130 Royall Street
Canton, Massachusetts 02021
(Address, Including Zip Code, of Principal Executive Offices)

Dunkin' Brands Group, Inc. Employee Stock Purchase Plan
(Full Title of the Plan)

Nigel Travis
Chief Executive Officer
Dunkin' Brands Group, Inc.
130 Royall Street
Canton, Massachusetts 02021
(781) 737-3000
(Name, Address and Telephone Number, Including Area Code, of Agent For Service)

with copies to:
Andrea S. Rattner, Esq.
Proskauer Rose LLP
Eleven Times Square
New York, NY 10036
(212) 969-3000
(212) 969-2900 (facsimile)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☒                        Accelerated filer ☐        Non-accelerated filer ☐ (Do not check if a smaller reporting company)     Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title Of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount Of Registration Fee
Common Stock, par value $0.001 per share	500,000	$53.00	$26,500,000	$3,080

(1)
This Registration Statement covers 500,000 shares of the common stock, par value $0.001 per share (the “Common Stock”) of Dunkin' Brands Group, Inc. (the “Registrant”) available for issuance under the Dunkin' Brands Group, Inc. Employee Stock Purchase Plan (the “Plan”). This Registration Statement registers such additional shares of Common Stock as may be offered or issued under the Plan to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)
Estimated solely for purposes of this offering under Rule 457(c) and (h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low selling prices per share of the Common Stock on May 18, 2015 , as reported on the Nasdaq Global Select Market.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and the Note to Part I of Form S-8.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.Incorporation of Documents by Reference.
The following documents, as originally filed with the Securities and Exchange Commission (the “Commission”) by the Registrant are hereby incorporated herein by reference:

(1)	the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 27, 2014, filed with the Commission on February 19, 2015;

(b)	the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 28, 2015, filed with the Commission on May 6, 2015;

(c)
the Registrant’s Current Reports on Form 8-K, filed with the Commission on January 6, 2015, January 26, 2015, February 5, 2015 (solely with respect to the information contained in Item 8.01 therein), February 6, 2015 (solely with respect to the information contained in Items 1.01 and 2.03 therein), February 17, 2015, April 23, 2015 (solely with respect to the information contained in Items 5.02 and 8.01 therein) and May 13, 2015; and

(d)
the description of the Registrant’s common stock set forth in the Registrant’s Registration Statement on Form 8-A, filed with the Commission pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) on July 26, 2011 (File No. 001-35258), including any amendment or report filed for the purpose of updating description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the effective date of this Registration Statement, prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents. In no event, however, will any information that the Registrant discloses under Item 2.02 or Item 7.01 of any Current Report on Form 8-K, or certain exhibits furnished pursuant to Item 9.01 of Form 8-K, that the Registrant may from time to time furnish to the Commission be incorporated by reference into, or otherwise become a part of, this Registration Statement. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.
Item 4. Description of Securities.
Not applicable.
Item 5. Interest of Named Experts and Counsel.
Not applicable.
Item 6. Indemnification of Directors and Officers.
Section 102(b)(7) of the General Corporation Law of the State of Delaware (the “DGCL”) enables a corporation to eliminate or limit the personal liability of a director for violations of the director’s fiduciary duty, except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for liability of directors for unlawful payment of dividends or unlawful stock purchase or redemptions pursuant to Section 174 of the DGCL or (iv) for any transaction from which a director derived an improper personal benefit. The Registrant’s Second Restated Certificate of Incorporation includes a provision that eliminates the personal liability of directors for monetary damages for actions taken as a director to the fullest extent authorized by the DGCL.
Section 145(a) of the DGCL provides that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.
Section 145(a) of the DGCL provides that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
As permitted by the DGCL, the Registrant’s Second Restated Certificate of Incorporation includes a provision to eliminate the personal liability of its directors for monetary damages for breach of their fiduciary duties as directors, subject to certain exceptions. In addition, the Registrant’s Second Restated Certificate of Incorporation and Amended and Restated Bylaws provide that the Registrant is required to indemnify its officers and directors under certain circumstances, including those circumstances in which indemnification would otherwise be discretionary, and the Registrant is required to advance expenses to its officers and directors as incurred in connection with proceedings against such officers and directors for which they may be indemnified.
The Registrant has entered into indemnification agreements with its directors and officers. These agreements provide broader indemnity rights than those provided under the DGCL and under the Registrant’s Second Restated Certificate of Incorporation and Amended and Restated Bylaws. The indemnification agreements are not intended to deny or otherwise limit third-party or derivative suits against the Registrant or its directors or officers, but to the extent a director or officer were entitled to indemnity or contribution under the indemnification agreement, the financial burden of a third-party suit would be borne by the Registrant, and the Registrant would not benefit from derivative recoveries against the director or officer. Such recoveries would accrue to the Registrant’s benefit but would be offset by its obligations to the director or officer under the indemnification agreement.
The Registrant maintains directors’ and officers’ liability insurance for the benefit of its directors and officers.
Item 7. Exemption from Registration Claimed.
Not applicable.

Item 8.    Exhibits.

Exhibit No.	Description
4.1
Form of Second Restated Certificate of Incorporation of Dunkin' Brands Group, Inc. (previously filed as Exhibit 3.1 to the registration statement on Form S-1 (File No. 333-173898) and incorporated herein by reference).

4.2
Form of Second Amended and Restated By-laws of Dunkin' Brands Group, Inc. (previously filed as Exhibit 3.2 to the registration statement on Form S-1 (File No. 333-173898) and incorporated herein by reference).

4.3	Specimen Common Stock Certificate of Dunkin' Brands Group, Inc. (previously filed as Exhibit 4.6 to the registration statement on Form S-1 (File No. 333-173898) and incorporated herein by reference).
4.4	Dunkin' Brands Group, Inc. Employee Stock Purchase Plan.*
5.1	Opinion of Ropes & Gray LLP.*
23.1	Consent of KPMG LLP.*
23.2	Consent of Ropes & Gray LLP (included in Exhibit 5.1).*
24.1	Power of Attorney (included on signature page).
* Filed herewith.

Item 9. Undertakings.
(a) The undersigned Registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)
to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)
to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.
(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)
The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Canton, Commonwealth of Massachusetts, on this 26th day of May, 2015.
DUNKIN' BRANDS GROUP, INC.
By:    /s/ Nigel Travis
Name:     Nigel Travis
Title:    Chairman and Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below hereby constitutes and appoints Nigel Travis and Richard Emmett and each of them singly, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them singly, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 of Dunkin' Brands, Group Inc., and to file or cause to be filed the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting to the attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be in or about the premises, as full to all intents and purposes as might or could do in person, hereby ratifying and confirming all that the attorneys-in-fact and agents or any of each of them or their substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

[Signature Page to ESPP S8]

Signature	Title	Date
/s/ Nigel Travis Nigel Travis	Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	May 26, 2015
/s/ Paul Carbone Paul Carbone	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	May 26, 2015
/s/ Raul Alvarez Raul Alvarez	Lead Independent Director	May 26, 2015
/s/ Irene Chang Britt Irene Chang Britt	Director	May 26, 2015
/s/ Anthony DiNovi Anthony DiNovi	Director	May 26, 2015
/s/ Michael Hines Michael Hines	Director	May 26, 2015
/s/ Sandra Horbach Sandra Horbach	Director	May 26, 2015
/s/ Mark Nunnelly Mark Nunnelly	Director	May 26, 2015
/s/ Carl Sparks Carl Sparks	Director	May 26, 2015
/s/ Joseph Uva Joseph Uva	Director	May 26, 2015

[Signature Page to ESPP S8]

EXHIBIT INDEX

Exhibit No.	Description
4.1
Form of Second Restated Certificate of Incorporation of Dunkin' Brands Group, Inc. (previously filed as Exhibit 3.1 to the registration statement on Form S-1 (File No. 333-173898) and incorporated herein by reference).

4.2
Form of Second Amended and Restated By-laws of Dunkin' Brands Group, Inc. (previously filed as Exhibit 3.2 to the registration statement on Form S-1 (File No. 333-173898) and incorporated herein by reference).

4.3	Specimen Common Stock Certificate of Dunkin' Brands Group, Inc. (previously filed as Exhibit 4.6 to the registration statement on Form S-1 (File No. 333-173898) and incorporated herein by reference).
4.4	Dunkin' Brands Group, Inc. Employee Stock Purchase Plan.*
5.1	Opinion of Ropes & Gray LLP.*
23.1	Consent of KPMG LLP.*
23.2	Consent of Ropes & Gray LLP (included in Exhibit 5.1).*
24.1	Power of Attorney (included on signature page).
* Filed herewith.